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N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Intermediate Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $282,308 $1.11            382,291  $60.51


     Class B      $63,948  $0.90            101,745  $60.51


     Class C      $100,772 $0.89            185,496  $60.51


     Class I      $8,273,719        $1.20            6,674,181         $60.51


     Class IS     $264,688 $1.12            240,179  $60.51